Exhibit 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of this Consent as an exhibit to the Registration Statement on Form S-3 of Energy Partners, Ltd. to be filed with the Securities and Exchange Commission on or about July 14, 2003. We also consent to the use of our name there in and the inclusion of or reference to our reports effective January 1, 2002, January 1, 2003 and January 1, 2004 in the Registration Statement, and to the reference to our firm under the heading "Experts" in the prospectus.

                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                           By: /s/ FREDERIC D. SEWELL
                               ----------------------------------
                               Frederic D. Sewell
                               President

Dallas, Texas
July 14, 2004